                                                                     EXHIBIT 2.3

                               SECOND AMENDMENT TO

                            STOCK PURCHASE AGREEMENT

This AMENDMENT (this "Second Amendment") to the Stock Purchase Agreement (the
"Agreement"), dated as of July 10, 2004, by and among TA Leasing Co., Inc., a
Delaware corporation ("Seller"), Transamerica Corporation, in its capacity as guarantor pursuant to Section 5.12 of the Agreement, and Klesch & Company
Limited, an English-registered limited company ("Purchaser"), as amended by that certain First Amendment, dated as of. August 10, 2004, is made and entered into as of September 30, 2004. Except as otherwise specifically indicated, capitalized terms shall have the meanings specified in the Agreement.

A. Seller and Purchaser desire to amend the Agreement, as amended, to facilitate the purchase of the Shares and the Business.

     NOW THEREFORE, the parties hereby agree as follows:

     1. Definitions. Section 1.1 ("Definitions") of the Agreement is hereby amended to include, delete or modify the following definitions:

          "AEGON" means one or more U.S. Affiliates of AEGON, N.V., a corporation organized under the laws of the Netherlands or an Affiliate.

          "AEGON Loan" shall have the meaning set forth in Section 5.11(d).

          "Equity Commitments" means the executed letter from The Resolute Fund,
L.P., dated as of September 16, 2004, issued to Purchaser and delivered to
Seller, pursuant to which The Resolute Fund, L.P. agrees to provide to Purchaser equity financing in an aggregate amount of not less than $200,000,000 to fund the Acquisition, on substantially the same terms and subject to the conditions set forth in such letter.

          "Fortis" means Fortis Bank (Nederland) N.V. or an Affiliate.

          "Fortis Commitment Letter" means the Commitment Letter from Fortis, dated as of August 10, 2004, issued to Purchaser and delivered to Seller, pursuant to which Fortis agrees to provide to Purchaser debt financing (as described in such Commitment Letter) in an aggregate amount of $800,000,000 to fund the Acquisition (plus an additional $100,000,000 for working capital purposes), on substantially the same terms and subject to the conditions set forth in the Fortis Commitment Letter and as supplemented or modified by that certain term sheet dated September 24, 2004 delivered to Seller by Purchaser.

          "Jefferies" means Jefferies & Company, Inc. or an-Affiliate.

          "Jordan" means The Jordan Company, L.P. or an Affiliate.

          "Moody's" means Moody's Investors Services, Inc. and its successors.

          "Note Offering" means the issuance, after the Closing Date, of up to
$275,000,000 of high yield notes by one or more of the Purchased Entities,
Purchaser or one of its Affiliates, or a newly-formed acquisition entity that will directly or indirectly operate the Business after the Closing Date.

          "Note Offering Proceeds" means the aggregate proceeds of the Note
Offering, without any deduction for fees, discounts, commissions or expenses of the initial purchaser(s) or placement agent(s) and without deduction for fees, commissions or expenses incurred in connection with the Note Offering or otherwise.

          "Second Amendment" means the Second Amendment to the Stock Purchase
Agreement, dated as of September 30, 2004, among Seller, Purchaser and
Transamerica Corporation in its capacity as guarantor.

          "S&P" means Standard & Poor's Rating Services, and its successors.

     2.   Other Agreement Amendments.

          2.1 Section 2.02(a) ("Closing; Effective Time") of the Agreement is
hereby deleted in its entirety and replaced with the following:

          Section 2.02 Closing; Effective Time. (a) The closing of the
     Acquisition (the "Closing") shall take place at the offices of Gibson, Dunn
     & Crutcher LLP, 200 Park Avenue, New York, New York, at 10:00 a.m. on or
     before November 1, 2004; provided, however, that in the event the conditions set forth in Section 7.01 have not been satisfied (or waived) on or before November 1, 2004, or, if on such day, any other condition set forth in Article VII has not been satisfied (or waived by the party or parties entitled to the benefit thereof), the Closing shall take place on the next Business Day after all the conditions set forth in Article VII have been satisfied (or waived by the party or parties entitled to the benefit thereof), or at such other place, time and date as may be agreed by
     Seller and Purchaser. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date".

          2.2 The Agreement is hereby amended by adding the following Section
4.09:

          Section 4.09 Deliveries to Rating Agencies. Purchaser has delivered to
     Moody's and S&P the following: the summary of the terms relating to the debt being provided by Fortis at Closing, the summary of terms relating to the Note Offering, and any other documents and information requested before the date of execution of the Second Amendment by Moody's and S&P.

          2.3 Section 5.08(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

          (a) Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall use all its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable law to cause the fulfillment of the conditions to Closing set

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     forth herein and to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby to effect the
     Closing, including without limitation, (i) Purchaser shall draw down available funding to consummate the Acquisition promptly following satisfaction (or waiver) of all of the conditions to all of the Fortis
     Commitment Letter, Equity Commitments and this Agreement, (ii) the parties shall negotiate in good faith and, to the extent acceptable to the parties, shall execute all documents evidencing the AEGON Loan and (iii) Seller shall use its commercially reasonable efforts to obtain the consents identified on Schedule 3.04.

          2.4 Section 5.11(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

          (a) Between the date of the Agreement and the Closing, Purchaser agrees to use its best efforts to secure all financing necessary for
     Purchaser to consummate the Acquisition on or before November 1, 2004; and
     to cause any conditions to funding set forth in the Fortis Commitment
     Letter or other financing to be satisfied as expeditiously as practicable;
     provided, however, that in fulfilling its obligation under this Section
     5.11, Purchaser shall not be obligated to pay any amounts in excess of
     $10,000,000 in the aggregate to secure financing necessary to consummate the Acquisition; provided further that Purchaser shall not be obligated to
     (i) commence any litigation against any financial institution or other third party unless Purchaser has received advice of counsel acceptable to both Purchaser and Seller to the effect that the initiation of any such litigation is reasonably likely to result in Purchaser securing financing necessary to consummate the Acquisition on or before November 1, 2004, or
     (ii) engage or contact any third party financial institution unless
     Purchaser reasonably believes that (A) Fortis is not working in good faith to satisfy the conditions contained in the Fortis Commitment Letter; and
     (B) engaging any such third party financial institution is reasonably likely to result in Purchaser securing the financing necessary to consummate the Acquisition on or prior to November 1, 2004.

          2.5 The Agreement is hereby amended by adding the following subsection
5.11(d):

          (d) Notwithstanding the foregoing provisions of this Section 5.11,
     Seller hereby agrees that it shall cause AEGON to loan an amount equal to
     $275,000,000 to Purchaser, or an entity designated by Purchaser, on the
     Closing Date in accordance with the terms set forth on Exhibit A hereto and subject to the conditions set forth herein and therein (the "AEGON Loan").
     Seller's obligation under this Section 5.11 to cause AEGON to make the
     AEGON Loan is subject to and conditioned upon (i) receipt on or before the
     Closing Date of final loan documentation for the AEGON Loan that reflects terms that are substantially similar to the terms set forth on Exhibit A hereto; (ii) receipt on or before the Closing Date of a rating in connection with the Note Offering of B- (or better) by S&P or B3 (or better) by Moody's; and (iii) execution of an agreement among AEGON,
     Purchaser and Fortis, that shall (A) reflect the agreement of the parties to an intercreditor arrangement (including covenants, events of default and other material terms) covering the capital structure (including the AEGON
     Loan, all other debt and all equity) of Purchaser, the Purchased Entities and any other entities owning or operating

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     the Business, and (B) set forth the Purchaser's representation and warranty that Jordan and Jefferies have reviewed and discussed the intercreditor arrangement and have confirmed to Purchaser their agreement with the terms of such intercreditor arrangement.

          2.6 The Agreement is hereby amended by adding the following Section
5.14:

          Section 5.14 Extension Fee. As consideration for Seller's agreement to amend Section 8.01(a)(iv) of the Agreement in connection with the Second
     Amendment, Borrower shall pay (and Purchaser shall cause Borrower to pay)
     to Lender an extension fee equal to 2% of the $275,000,000 to be borrowed pursuant to the Interim Loan (which is $5,500,000), payable to Lender on the Closing Date of the Acquisition.

          2.7 The Agreement is hereby amended by adding the following Section
5.15:

          Section 5.15 Note Offering Closing Fee. On the Closing Date, Purchaser
     shall cause Borrower (as defined in Exhibit A hereto) to deposit $6,000,000
     (the "Escrow Funds") of the proceeds borrowed under the AEGON Loan into an escrow account established with an escrow agent selected by Seller, and acceptable to Purchaser and Borrower. Pursuant to an escrow agreement to be entered into by Seller, Purchaser, Borrower and such escrow agent on or prior to the Closing Date, such escrow agreement to be in form and substance satisfactory to the parties, the Escrow Funds shall be distributed as follows:

          (a) if all principal outstanding under the AEGON Loan and all accrued but unpaid interest thereon has been repaid to AEGON as a result of the
     Note Offering or otherwise on or prior to:

               (i) March 31, 2005, then the escrow agent shall distribute all of the Escrow Funds to Purchaser;

               (ii) April 30, 2005 (but after March 31, 2005), then the escrow agent shall distribute $5,000,000 of the Escrow Funds to Purchaser, and $1,000,000 of the Escrow Funds to Seller;

               (iii) May 31, 2005 (but after April 30, 2005), then the escrow agent shall distribute $4,000,000 of the Escrow Funds to Purchaser, and $2,000,000 of the Escrow Funds to Seller;

               (iv) June 30, 2005 (but after May 31, 2005), then the escrow agent shall distribute $3,000,000 of the Escrow Funds to Purchaser, and $3,000,000 of the Escrow Funds to Seller;

               (v) July 31, 2005 (but after June 30, 2005), then the escrow agent shall distribute $2,000,000 of the Escrow Funds to Purchaser, and $4,000,000 of the Escrow Funds to Seller;

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               (vi) August 31, 2005 (but after July 31, 2005), then the escrow agent shall distribute $1,000,000 of the Escrow Funds to Purchaser, and $5,000,000 of the Escrow Funds to Seller; or

          (b) if all principal outstanding under the AEGON Loan and all accrued but unpaid interest thereon has not been repaid to AEGON, on or prior to
     August 31, 2005, then the escrow agent shall distribute all the Escrow
     Funds to Seller.

          2.8 Section 7.02(b) of the Agreement is hereby deleted in its entirety and replaced with the following:

          (b) Financing. Purchaser shall have available to it the net proceeds of (i) the financing contemplated by the Fortis Commitment Letter and by the Equity Commitments, or other debt and equity financing in the same aggregate amount which is on terms substantially similar to (and no less favorable in the aggregate to Purchaser than) those set forth in the Fortis
     Commitment Letter and the Equity Commitments, and (ii) the AEGON Loan.

          2.9 The Agreement is hereby amended by adding the following subsection
7.03(c):

          (c) AEGON Loan. The conditions set forth in Section 5.11(d), pursuant to which Seller's obligation to cause AEGON to make the AEGON Loan is subject, shall have been satisfied.

          2.10 Section 8.01(a), ("Termination") of the Agreement is hereby deleted in its entirety and replaced with the following:

          (a) Notwithstanding anything to the contrary in this Agreement, this
     Agreement may be terminated and the Acquisition and the other transactions contemplated by this Agreement abandoned at any time prior to the Closing:

               (i) by mutual written consent of Seller and Purchaser;

               (ii) by Seller, if any of the conditions set forth in Section
          7.01 or 7.03 shall have become incapable of fulfillment, and shall not have been waived by Seller,

               (iii) by Purchaser, if any of the conditions set forth in Section
          7.01 or 7.02 shall have become incapable of fulfillment, and shall not have been waived by Purchaser, or

               (iv) by Seller or Purchaser, if the Closing does not occur on or prior to November 8, 2004;

               provided, however, that the party seeking termination pursuant to clause (ii), (iii) or (iv) is not then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement

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     3. Construction. All provisions of the Agreement, as amended by the First
Amendment and this Second Amendment, shall apply to the purchase of the Shares and the Business.

     4. Ratification of Agreement. Except as modified or otherwise provided by the terms of this Second Amendment, the Agreement, as amended by the First
Amendment and this Second Amendment, is hereby ratified and confirmed in its entirety, and remains in full force and effect in accordance with its terms.

     5. Entire Agreement. This Second Amendment, along with the Agreement, including the Schedules (and the Introduction thereto) and Exhibits thereto, the
First Amendment, any written amendments to the foregoing satisfying the requirements of Section 10.01 of the Agreement, the Non-Disclosure Agreement and
the Ancillary Agreements, including the schedules, exhibits and annexes thereto, constitutes the entire agreement of the parties with respect to the subject matter hereof and thereof and supersedes any previous agreements and understandings between the parties with respect to such matters. There are no promises, understandings or representations other than those set forth in those documents.

     6. Counterparts. This Second Amendment may be signed in any number of counterparts and the signatures delivered by telecopy, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument and` delivered in person.

     7. Governing Law. This Second Amendment and any disputes arising under or related thereto (whether for breach of contract, tortious conduct or otherwise)
shall be governed and construed in accordance with the laws of the State of New
York, without reference to its conflicts of law principles.

                  [Remainder of Page Intentionally Left Blank]

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     IN WlTNESS WHEREOF, Seller, Guarantor and Purchaser have caused this Second
Amendment to be duly executed as of the date first above written.

                                          TA LEASING HOLDING CO., INC., SELLER

                                          By: /s/ R.A. Perrelli
                                              ----------------------------------
                                              Name: Rosario A. Perrelli
                                              Title: CEO

                                          KLESCH & COMPANY LIMITED, PURCHASER

                                          By: /s/ A. Gary Klesch
                                              ----------------------------------
                                              Name: A. Gary Klesch
                                              Title: Chairman

                                          TRANSAMERICA CORPORATION,
                                             in its capacity as Guarantor
                                             pursuant to Section 5.12 of the
                                             Agreement

                                          By: /s/ Vincent E. Hillery
                                              ----------------------------------
                                              Name: Vincent E. Hillery
                                              Title: Vice President

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